The Money Store Asset Backed Certificates Series 1998-I Statement To Certificateholder	Record Date: 04/30/02 Determination Date: 05/10/02 Distribution Date: 05/15/02 0

			Original	Beginning			Current		Ending
		Certificate	Certificate	Certificate			Realized	Total	Certificate
Class	Cusip	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Balance

AH	60934YAP5	2.13000%	155,250,000.00	11,923,208.78	21,163.70	2,425,658.31	0.00	2,446,822.00	9,497,550.47
Factors per Thousand					0.13632010	15.62420811		15.76052821	61.17584845
MH-1	60934YAV2	2.41000%	16,750,000.00	16,750,000.00	33,639.58	0.00	0.00	33,639.58	16,750,000.00
Factors per Thousand					2.00833333	0.00000000		2.00833333	1000.00000000
MH-2	60934YAW0	2.61000%	15,250,000.00	15,250,000.00	33,168.75	0.00	0.00	33,168.75	15,250,000.00
Factors per Thousand					2.17500000	0.00000000		2.17500000	1,000.00
BH	60934YAX8	3.71000%	12,750,000.00	12,750,000.00	39,418.75	0.00	0.00	39,418.75	12,750,000.00
Factors per Thousand					3.09166667	0.00000000		3.09166667	1,000.00
Pool			200,000,000.00	56,673,208.78	127,390.78	2,425,658.31	0.00	2,553,049.09	54,247,550.47
Totals					2.24781306	42.80079354		45.04860660	271.23775236

X	n/a	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Totals			200,000,000.00	56,673,208.78	127,390.78	2,425,658.31	0.00	2,553,049.09	54,247,550.47

Wells Fargo Bank Minnesota, N. A. Securities Administration Services 7485 New Horizon Way Frederick, MD 21703	Customer Service — CTSLink Telephone: 301-815-6600 Fax: 301-846-8152

The Money Store Asset Backed Certificates Series 1998-I Statement To Certificateholder	Record Date: 04/30/02 Determination Date: 05/10/02 Distribution Date: 05/15/02 0

Certificate Information

	Interest	Carry Forward	Applied Realized	Realized	Unpaid Realized
	Requirement	Amount	Loss Amount	Loss Amount	Loss Amount
AH	21,163.70	0.00	0.00	0.00	0.00
MH-1	33,639.58	0.00	0.00	0.00	0.00
MH-2	33,168.75	0.00	0.00	0.00	0.00
BH	39,418.75	0.00	0.00	0.00	0.00

Wells Fargo Bank Minnesota, N. A. Securities Administration Services 7485 New Horizon Way Frederick, MD 21703	Customer Service — CTSLink Telephone: 301-815-6600 Fax: 301-846-8152

The Money Store Asset Backed Certificates Series 1998-I Statement To Certificateholder	Record Date: 04/30/02 Determination Date: 05/10/02 Distribution Date: 05/15/02 0

Schedule of Remittance

Aggregate Amount Received	2,579,969.15
(Contingency Fee)	(11,921.38)
(Escrow)	(17,301.37)
(Late Charges)	(14,438.36)
(Servicer Fee)	(11,921.38)
(Unreimbursed Monthly Advance)	0.00
Monthly Advance	33,335.65

(22,246.84)
Available Remittance Amount	2,557,722.31

Fees

Contingency Fee	11,921.38
Expense Account	944.55
FHA Premium Account	3,728.67
Servicer Fee	11,921.38
Trust Administrator Fee	731.06
FHA Custodian Fee	25.21
Reimbursable to the Servicer — FHA Account	1,831.00

Prior Three Months Weighted Average Mortgage Interest Rates

1/02	2/02	3/02

12.964%	12.956%	12.951%

EXHIBIT L

Outstanding Balance	58,213,710.91
# Accounts	3,293

Delinquent Infor.	# Loans	Amount	Percentage

Delinquent 1-29 Days	516	9,809,544.90	16.85%
Delinquent 30-59 Days	88	1,597,940.63	2.74%
Delinquent 60-89 Days	43	871,427.71	1.50%
Delinquent 90 and over	46	852,504.31	1.46%
Loans in Foreclosure	40	828,101.42	1.42%
REO Property	9	213,144.70	0.37%
Totals
Totals	742	14,172,663.67	24.35%

Wells Fargo Bank Minnesota, N. A. Securities Administration Services 7485 New Horizon Way Frederick, MD 21703	Customer Service — CTSLink Telephone: 301-815-6600 Fax: 301-846-8152

The Money Store Asset Backed Certificates Series 1998-I Statement To Certificateholder	Record Date: 04/30/02 Determination Date: 05/10/02 Distribution Date: 05/15/02 0

Collateral Information

Accelerated Principal Distribution		498,712.44
Adjusted Mortgage Interest Rate		12.343%
Aggregate Beginning Principal Balance of Loans		60,501,513.62
Aggregate Ending Principal Balance of Loans		58,213,710.91
Available Maximum Subordination Amount		10,365,776.00
Class X Remittance Amount Payable Pursuant to section 6.08(d)(z)		0.00
Compensating Interest		78.57
Curtailments		76,436.57
Excess and Monthly Payments		180,935.62
FHA Payments and Related Payments Received		0.00
FHA Claims Filed During the Due Period		0.00
FHA Claims Paid during the Due Period		0.00
FHA Claims Denied by FHA During the Period		0.00
FHA Claims Pending by FHA during the Period		24,496.36
FHA Cumulative Claims Paid		2,114,693.99
Interest Received		617,554.88
Libor		1.86000%
Monthly Excess Spread Percentage		100.000%
Net Funds Cap		12.417%
Supplemental Account Interest Payment For:
Class AH		0.00
Class MH-1		0.00
Class MH-2		0.00
Class BH		0.00
Payments And Reimbursements to the Servicers Pursuant to:
SECTION 5.04 (b)		0.00
SECTION 5.04 (c)		0.00
SECTION 5.04 (d)(ii)		0.00
SECTION 5.04 (e)		0.00
SECTION 5.04 (f)(i)		23,842.76
Principal Prepayments (Number / Amount)	89	1,610,002.54
Realized Losses (Current / Cumulative)	420,427.98	29,899,175.73
Reserve Amount		0.00
Specified Subordinated Amount		10,300,000.00
Subordinated Amount		3,828,304.84
WAC		12.937%
WAM		192.53
Class Adjusted Mortgage Loan Remittance Rate		2.743%

Wells Fargo Bank Minnesota, N. A. Securities Administration Services 7485 New Horizon Way Frederick, MD 21703	Customer Service — CTSLink Telephone: 301-815-6600 Fax: 301-846-8152